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                                                                 EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT is entered into as of July 13, 1998, by and between Pivot Rules, Inc., a New York corporation (the "Company") and Patrick Barry ("Barry").

                                    RECITALS

         1. The Company desires to retain the services of Barry as the Chief Financial Officer and Executive Vice President of Operations of the Company in accordance with the terms and conditions of this Agreement.

         2. Barry will serve the Company as its Chief Financial Officer and Executive Vice President of Operations in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Barry agree as follows:

         1.       TERM

         The Company hereby agrees to employ Barry as the Chief Financial Officer and Executive Vice President of Operations of the Company, and Barry hereby agrees to serve in such capacity, for a term commencing as of the date hereof and ending July 13, 2002, upon the terms and subject to the conditions contained in this Agreement.

         2.       DUTIES

         During the term of this Agreement, Barry shall serve as the Chief Financial Officer and Executive Vice President of Operations of the Company, and shall be responsible for the duties attendant to such office and such other managerial duties and responsibilities with the Company as may be assigned from time to time by the Chief Executive Officer and/or the Board of Directors of the Company.

         The principal location of Barry's employment shall be in the New York City vicinity, although Barry understands and agrees that he will be required to travel frequently for business reasons. Barry shall diligently and faithfully perform his obligations under the Agreement and shall devote his full professional and business time and best efforts to the performance of his duties as the Chief Financial Officer and Executive Vice President of Operations of the Company during the term of this Agreement. Barry shall not, directly or indirectly, render services to any other person or entity, without the consent of the Company's Board of Directors; provided, however, that notwithstanding the foregoing between the date hereof and September 15, 1998 Barry shall be permitted to devote up to five (5) hours per week working on matters for Audible,



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Inc. in order to facilitate his transition from such company.

         3.       BASE SALARY

                  For services rendered by Barry to the Company during the term of this Agreement, the Company shall pay him a base salary of $128,000 per year, payable in accordance with the standard payroll practices of the Company, subject to annual increases in the sole discretion of the Chief Executive Officer and the Company's Board of Directors, taking into account the financial and operating performance of the Company's business and divisions and a qualitative assessment of Barry's performance during such year.

         4.       BONUS/OPTIONS

                  a. During the term of this Agreement, Barry shall be eligible to receive a bonus set by the Board of Directors in its sole discretion and based on such factors as the Board of Directors deems appropriate.

                  b. The Company hereby agrees to cause the issuance to Barry of options ("Options") to purchase 55,100 shares of the Company's common stock, $.01 par value ("Common Stock"). The Options shall be issued pursuant to, and in accordance with, the Company's 1997 Stock Option Plan (the "Plan"). The Options shall be Incentive Stock Options (as defined in the Plan) to the maximum extent permitted under the Internal Revenue Code of 1986, as amended, and shall be exercisable at a price equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date hereof. The Options shall vest over a forty-eight (48) month period as follows: (i) 12.50% of the Options shall vest on the six month anniversary of the date of grant and (ii) 2.083% of the Options shall vest each month thereafter until all such Options shall have vested, but subject to shareholder approval to the extent there are then insufficient shares available for grant provided that if shareholder approval is not obtained, Barry shall be entitled to the cash equivalent of the Options, which shall be negotiated in good faith. The term of each Option shall be 10 years from the date of grant. In the event of the termination of Barry's employment for any reason, he shall have 30 days within which to exercise any vested Options and any unissued Options shall be forfeited. During the term of this Agreement, Barry shall be eligible to participate in the Company's future stock option grants as determined appropriate by the Committee in its sole discretion.

         5.       EXPENSE REIMBURSEMENT AND PERQUISITES

                  a. During the term of this Agreement, Barry shall be entitled to reimbursement of all reasonable and actual out-of-pocket expenses incurred by him in the performance of his services to the Company consistent with corporate policies, if any, provided that the expenses are properly accounted for.

                  b. During each calendar year of the term of this Agreement, Barry shall be entitled to reasonable vacation with full pay; provided, however, that Barry shall schedule such

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vacations at times convenient to the Company.

                  c. During the term of this Agreement, the Company shall provide Barry with major medical insurance coverage as determined by the Company in its sole discretion, and Barry shall be entitled to participate in all dental insurance and disability plans and other employee benefit plans instituted by the Company from time to time on the same terms and conditions as other employees of the Company, to the extent permitted by law.

         6.       NON-COMPETITION; NON-SOLICITATION

                  a. In consideration of the offer of employment, severance benefits and Options to be granted to Barry hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, during the term of this Agreement and for a period equal to two years thereafter, Barry shall not, without the prior written consent of the Company, anywhere in the world, directly or indirectly, (i) enter into the employ of or render any services to any Competitive Business; (ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while Barry was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers or other persons with whom the Company has a contractual relationship. For purposes of this Agreement, a "Competitive Business" shall mean any person, corporation, partnership, firm or other entity which sells or has plans to sell apparel, fashion accessories, or home furnishings via the Internet or otherwise engages in any business which now or at the time has material operations which are competitive (directly or indirectly) with the business of the Company. However, nothing in this Agreement shall preclude Barry from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than three percent (3%) of the publicly-traded equity securities of such Competitive Business.

                  b. Barry and the Company agree that the covenants of non-competition and non-solicitation contained in this paragraph 6 are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Barry agrees that any breach of the covenants contained in this paragraph 6 would irreparably injure the Company. Accordingly, Barry agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against Barry from any court having jurisdiction over the matter, restraining any further violation of this paragraph 6.


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         7.       TERMINATION

                  a. This Agreement, the employment of Barry, and Barry's position as Chief Financial Officer and Executive Vice President of Operations of the Company shall terminate upon the first to occur of:

                  (i)      his death;

                  (ii) his "permanent disability," due to injury or sickness for a continuous period of four (4) months, or a total of eight months in a twenty-four month period (vacation time excluded), during which time Barry is unable to attend to his ordinary and regular duties;

                  (iii) a "Constructive Termination" by the Company, which, for purposes of this Agreement, shall be deemed to have occurred upon (A) the removal of Barry from both his positions as Chief Financial Officer and Executive Vice President of Operations of the Company, or (B) the material breach by the Company of this Agreement; provided that no such breach shall be considered a Constructive Termination unless Barry has provided the Company with at least sixty (60) days' prior written notice of such breach and the Company has failed to cure such breach within such sixty (60) day period;

                  (iv) the termination of this Agreement at any time without cause by the Company;

                  (v) non-renewal of this Agreement by the Company and/or the Board of Directors;

                  (vi) the termination of this Agreement for cause, which, for purposes of this Agreement, shall mean that (1) Barry has been convicted of a felony or any serious crime involving moral turpitude, or engaged in materially fraudulent or materially dishonest actions in connection with the performance of his duties hereunder, or (2) Barry has willfully and materially failed to perform his duties hereunder, or (3) Barry has breached the terms and provisions of this Agreement in any material respect, or (4) Barry has failed to comply in any material respect with the Company's policies of conduct including with respect to trading in securities; or

                  (vii) the termination of this Agreement by Barry, which shall occur on not less than 60 days prior written notice from Barry.

                  b. In the event that this Agreement is terminated, other than as a result of a Constructive Termination or by the Company without cause, the Company shall pay Barry his


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base salary only through the date of termination. In the event that this
Agreement is terminated without cause by the Company pursuant to paragraph 7(a)(iv) or through a Constructive Termination pursuant to paragraph 7(a)(iii), the Company shall pay Barry, in lieu of all salary, compensation payments and perquisites set forth in paragraphs 3, 4 and 5 (including bonus payments and option grants), severance payments (the "Severance Payments") as follows:

                  (i)      the then-current base salary for a period of ninety
                           (90) days, if Barry is terminated during the first year of the term of this Agreement;

                  (ii) the then-current base salary for a period of one-hundred twenty (120) days, if Barry is terminated during the second year of the term of this Agreement; or

                  (iii) the then-current base salary for a period of one-hundred fifty (150) days, if Barry is terminated during the third year of the term of this Agreement or any time during the term of this Agreement thereafter.

The Severance Payments shall be payable in periodic installments in accordance with the Company's standard payroll practices.

         8.       CONFIDENTIALITY

                  a. Barry recognizes that the services to be performed by him are special, unique and extraordinary in that, by reason of his employment under this Agreement, he may acquire or has acquired confidential information and trade secrets concerning the operation of the Company, its predecessors, and/or its affiliates, the use or disclosure of which could cause the Company, or its affiliates substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Barry covenants and agrees with the Company that he will not at any time during the term of this Agreement or thereafter, except in the performance of his obligations to the Company or with the prior written consent of the Board of Directors or as otherwise required by court order, subpoena or other government process, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company. If Barry shall be required to make such disclosure pursuant to court order, subpoena or other government process, he shall notify the Company of the same, by personal delivery or electronic means, confirmed by mail, within twenty-four (24) hours of learning of such court order, subpoena or other government process and, at the Company's expense, shall (i) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or government process, and (ii) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof. The term "confidential information" includes, without limitation, information not in the public domain and not previously disclosed to the public or to the trade by the Company's management with respect to the Company's or its affiliates' facilities and methods, trade secrets and other intellectual property, designs, manuals, confidential reports, supplier names and pricing, customer names and prices paid, financial information or


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business plans.

                  b. Barry confirms that all confidential information is and shall remain the exclusive property of the Company. All memoranda, notes, reports, software, sketches, photographs, drawings, plans, business records, papers or other documents or computer-stored or disk-stored information kept or made by Barry relating to the business of the Company shall be and will remain the sole and exclusive property of the Company and shall be promptly delivered and returned to the Company immediately upon the termination of his employment with the Company.

                  c. Barry shall make full and prompt disclosure to the Company of all inventions, improvements, ideas, concepts, discoveries, methods, developments, software and works of authorship, whether or not copyrightable, trademarkable or licensable, which are created, made, conceived or reduced to practice by Barry during his services with the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments"). All Developments shall be the sole property of the Company, and Barry hereby assigns to the Company, without further compensation, all of his rights, title and interests in and to the Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks and trade names in the United States and elsewhere.

                  d. Barry shall assist the Company in obtaining, maintaining and enforcing patent, copyright and other forms of legal protection for intellectual property in any country. Upon the request of the Company, Barry shall sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company in order to protect its rights and interests in any Developments.

                  e. Barry agrees that any breach of this paragraph 8 will cause irreparable damage to the Company and that, in the event of such breach, the Company will have, in addition to any and all remedies of law, including rights which the Company may have to damages, the right to equitable relief including, as appropriate, all injunctive relief or specific performance or other equitable relief. Barry understands and agrees that the rights and obligations set forth in paragraph 8 shall survive the termination or expiration of this Agreement.

         9.       ADVANCE

                  The Company agrees that Barry shall have the right to receive an advance (an "Advance") from the Company in the aggregate amount of up to $15,000 against his future year end bonus, if any by providing written notice to the Company on or before August 31, 1998. In the event that an Advance is made, Barry shall promptly execute and deliver to the Company a written acknowledgement of his receipt of the Advance and his agreement to be bound by all of the terms and conditions contained in this Section 9. In the event that an Advance is made, such Advance shall be offset by the amount, if any, of Barry's year end bonus. If no year end bonus is earned by Barry for the first year of the term of this Agreement, then the Advance shall be applied

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against his first future year end bonus, if any, for any year during the term of this Agreement. Barry agrees that in the event Barry's employment with the Company is terminated for any reason he shall repay the Advance to the Company within 30 days of the date of termination of his employment. The Company agrees that in the event this Agreement is terminated without cause by the Company pursuant to paragraph 7 (a)(iii) within six months of the date hereof, the Company shall forfeit its right to recover the Advance from Barry.

         10.      REPRESENTATIONS AND WARRANTIES

                  a. Barry represents and warrants to the Company that he was advised to consult with an attorney of Barry's own choosing concerning this Agreement.

                  b. Barry represents and warrants to the Company that, to the best of his knowledge, the execution, delivery and performance of this Agreement by Barry complies with all laws applicable to Barry or to which his properties are subject and does not violate, breach or conflict with any agreement by which he or his assets are bound or affected.

         11.      GOVERNING LAW

         This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York, without giving effect to its conflict of law provisions.

         12.      ENTIRE AGREEMENT

         This Agreement contains all of the understandings between Barry and the Company pertaining to Barry's employment with the Company, and it supersedes all undertakings and agreements, whether oral or in writing, previously entered into between them.

         13.      AMENDMENT OR MODIFICATION; WAIVER

         No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing, signed by Barry and by an officer of the Company duly authorized to do so. Except as otherwise specifically provided in this Agreement, no waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

         14.      NOTICES

         Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently designate by like notice:

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         If to the Company, to:

                  Pivot Rules, Inc.
                  42 West 39th Street
                  New York, NY 10018
                  Attn: E. Kenneth Seiff

         With a copy to:

                  Shereff, Friedman, Hoffman & Goodman, LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn: Richard A. Goldberg, Esq.

         If to Barry, to:

                  Patrick Barry
                  50 Cross Ridge Road
                  Chappaqua, New York 10514

         15.      SEVERABILITY

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         16.      TITLES

                  Titles of the paragraphs of this Agreement are intended solely for convenience of reference and no provision of this Agreement is to be construed by reference to the title of any paragraphs.

         17.      COUNTERPARTS

                  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first above written.

                                                PIVOT RULES, INC.

                                                By:  /s/ E. Kenneth Seiff
                                                     ---------------------
                                                      E. Kenneth Seiff
                                                      President

                                                EMPLOYEE

                                                /s/ Patrick Barry
                                                -------------------
                                                Patrick Barry